Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-252358) and on Form S-8 (No. 333-253254) of our report dated March 15, 2021, relating to the financial statements of CloudCommerce, Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2020 and the reference to our firm under the caption “Experts” in the Registration Statements.

/s/ M&K CPAS, PLLC
www.mkacpas.com
Houston, Texas

March 18, 2021